                                                                    EXHIBIT 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL DATA (In Thousands, Except Per Share
Data)

On December 21, 2001, School Specialty, Inc. (hereinafter referred to as the "Company" or "SSI") acquired the stock of two wholly-owned subsidiaries of Franklin Covey, Inc., Premier Agendas, Inc. ("PAI") and Premier School Agendas, Ltd. ("PSA"), (collectively "Premier") for $152,500 in cash plus a $4,012 note payable to Franklin Covey, Inc. (hereinafter, referred to as the "Acquisition"). The Acquisition included substantially all the assets and liabilities of Premier. The total purchase price was allocated to the tangible and intangible assets and liabilities acquired based upon their respective fair values as of the closing date of the acquisition. A preliminary allocation of the purchase price has been made to major categories of assets and liabilities as follows:

Current Assets                               $  11,700
Property, Plant and Equipment                    6,600
Other Assets                                       100
Identifiable Intangible Assets                  32,300
Liabilities Assumed                            (21,700)
Goodwill                                       127,500
                                             ---------
                                             $ 156,500
                                             =========

The final allocation of purchase price and resulting effect on income from operations may differ from the pro forma amounts included herein; however, management does not expect that differences between the preliminary and final purchase price allocation will have a material impact on the Company's financial position or results of operations.

The unaudited pro forma consolidated statements of operations include the unaudited pro forma consolidated statements of operations of the Company for the twelve months ended April 28, 2001, and the nine months ended January 26, 2002 (the "Pro Forma Statements of Operations"). The Pro Forma Statements of Operations give effect to the acquisition of Premier as if it had occurred on May 1, 2000. The Pro Forma Statements of Operations for the nine months ended January 26, 2002 have been prepared using Premier's historical results for the period from May 1, 2001 through December 21, 2001, the date the Acquisition was consummated. The pro forma and actual results of operations for any interim period are not necessarily indicative of the results for an entire year.

The Pro Forma Statements of Operations are based on certain estimates and assumptions made by the management of the Company as to the combined operations of SSI and Premier, which the Company believes to be reasonable. The Pro Forma Financial Statements do not purport to be indicative of the results of operations of SSI and Premier that actually would have been obtained had the acquisition been completed as of the assumed dates, or to project the results of operations of the Company for any future date or period. A Pro Forma Balance Sheet is excluded from this filing as the Acquisition was included in the unaudited consolidated balance sheet of SSI at January 26, 2002 and the related SSI third quarter 10-Q filing with the Securities Exchange Commission.


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Unaudited Pro Forma Consolidated Statements of Operations
For the Fiscal Year Ended April 28, 2001

(Dollars in Thousands, Except Per Share Data)

                                                      Historical
                                                -----------------------
                                                              Premier
                                                   SSI      (unaudited)    Adjustments     Pro Forma
                                                --------    -----------    -----------     ---------
Revenues                                        $692,674      $83,100        $(3,372)(a)   $ 772,402
Cost of Revenues                                 440,946       36,622         (1,261)(a)     476,307
                                                --------      -------        -------       ---------
         Gross Profit                            251,728       46,478         (2,111)        296,095
Selling, General and Administrative Expenses     208,647       38,211             39 (b)     241,470
                                                                               1,260 (c)
                                                                              (2,386)(a)
                                                                              (3,407)(d)
                                                                                (894)(e)
Restructuring and Strategic Restructuring
   Costs                                           4,500           --             --           4,500
                                                --------      -------        -------       ---------
Operating Income                                  38,581        8,267          3,277          50,125
Interest Expense and Other                        17,228          100          4,616 (f)      21,944
                                                --------      -------        -------       ---------
Income Before Provision for (Benefit from)
   Income Taxes                                   21,353        8,167         (1,339)         28,181
Provision for (Benefit from) Income Tax            9,214        4,761         (1,946)(g)      12,029
                                                --------      -------        -------       ---------
Net Income                                      $ 12,139      $ 3,406        $   607       $  16,152
                                                ========      =======        =======       =========
Weighted Average Shares Outstanding:
   Basic                                          17,495                                      17,495
   Diluted                                        17,782                                      17,782
Net Income Per Share:
   Basic                                        $   0.69                                   $    0.92
   Diluted                                      $   0.68                                   $    0.91

See notes to unaudited pro forma consolidated statements of operations.


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Unaudited Pro Forma Consolidated Statements of Operations
For the Nine Months Ended January 26, 2002

(Dollars in Thousands, Except Per Share Data)

                                                        Historical
                                                       (unaudited)
                                               ----------------------------
                                                               Premier
                                                            May 1, 2001 -
                                                 SSI      December 21, 2001   Adjustments     Pro Forma
                                               --------   -----------------   -----------     ---------
Revenues                                       $633,823        $87,243          $(3,368)(a)    $717,698
Cost of Revenues                                393,949         39,996           (1,616)(a)     432,329
                                               --------        -------          -------        --------
         Gross Profit                           239,874         47,247           (1,752)        285,369
Selling, General and Administrative
   Expenses                                     179,750         26,237               25 (b)     202,767
                                                                                    811 (c)
                                                                                 (1,288)(a)
                                                                                 (2,192)(d)
                                                                                   (576)(e)
                                               --------        -------          -------        --------
Operating Income                                 60,124         21,010            1,468          82,602
Interest Expense and Other                       14,649            159            2,972 (f)      17,780
                                               --------        -------          -------        --------
Income Before Provision for (Benefit from)
   Income Taxes                                  45,475         20,851           (1,504)         64,822
Provision for (Benefit from) Income Tax          18,192          9,320           (1,479)(g)      26,033
                                               --------        -------          -------        --------
Net Income                                     $ 27,283        $11,531          $   (25)       $ 38,789
                                               ========        =======          =======        ========
Weighted Average Shares Outstanding:
   Basic                                         17,882                                          17,882
   Diluted                                       21,683                                          21,683
Net Income Per Share
   Basic                                       $   1.53                                        $   2.17
   Diluted                                     $   1.39                                        $   1.92

See notes to unaudited pro forma consolidated statements of operations.


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Notes to Unaudited Pro Forma Consolidated Statements of Operations

(Dollars in Thousands)

(1)  Summary of Accounting Policies-
     ------------------------------

     The acquisition of Premier occurred subsequent to June 30, 2001 and thus, SFAS No. 141, "Business Combinations" was followed for purposes of allocating the purchase price. That allocation resulted in the identification and valuation of the following intangible assets and goodwill:

                                  Amount
          Item                   Allocated      Amortization Life
---------------------------      ---------      -----------------

Backlog                          $    600            1 year
Noncompete Agreements                  77            2 years
Customer Relationships             18,900            15 years
Perpetual License Agreement        12,700        Non-amortizable
Goodwill                          127,500        Non-amortizable

     As such, historical amortization expense recorded by Premier has been eliminated and a pro forma adjustment is included on the accompanying Unaudited Pro-Forma Consolidated Statement of Operations to reflect the amortization of the above intangible assets (excluding backlog) for the fiscal year ended April 28, 2001 and the nine months ended January 26, 2002, respectively. (See b - d in Note 2) In addition, any goodwill amortization expense recorded by Premier historically has been eliminated on the attached Unaudited Pro Forma Consolidated Statement of Operations in accordance with SFAS No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142"). The historical results presented for SSI include the historical goodwill amortization expense for fiscal 2001 and have not been adjusted. SSI adopted SFAS No. 142 at the beginning of fiscal 2002. Consequently, results for the nine months ended January 26, 2002 do not include goodwill amortization expense.

(2)  Footnotes for specific pro forma adjustments:
     ---------------------------------------------

     (a) Reflects adjustments to remove the Leadership business, included in Premier's historical results for the period from September 1, 2000 to December 21, 2001. The Leadership business was excluded from the Acquisition as per the purchase agreement. This business was not in existence at Premier prior to September 1, 2000.

     (b) Reflects amortization expense for acquired noncompete agreements. The noncompete agreements are amortized on a straight-line basis over two years.

     (c) Reflects amortization expense for the acquired customer relationships. The customer relationships are amortized on a straight-line basis over fifteen years.

     (d) Reflects the reversal of amortization expense of goodwill included in Premier's historical results relating to the previous acquisition of Premier by Franklin Covey, Inc. Historically, goodwill of approximately $46,700 was amortized on a straight-line basis over fifteen years. As noted in Note 1, goodwill is no longer amortized subsequent to the adoption of SFAS No. 142.

     (e) Reflects the reversal of amortization expense associated with the customer list, sales force and trade name intangibles included in Premier's historical results relating to the previous acquisition of Premier by Franklin Covey, Inc. Historically these intangibles of approximately $13,575 were amortized on a straight-line basis over fifteen years.


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     (f)  Incremental interest expense due to financing of the Acquisition. The borrowings of $130,000 are at LIBOR plus 1.5% (3.43% at December 21, 2001) and $4,012 are at LIBOR plus 2.0% (3.93% at December 21, 2001).

          The following table outlines the change in interest expense associated with a 1/8th percent change in the interest rates for the year ending April 28, 2001:

                                Interest Expense
                                     Change
                                 ----------------
           - 0.125%                   $(168)
           + 0.125%                     168

     (g) Reflects the income tax effect of the pro forma adjustments calculated at the statutory rate of 41% with the exception of the add-back of previously recorded goodwill amortization (see (d) above), which in not tax deductible.

     (h) The amortization expense of the acquired backlog is not reflected as a pro forma adjustment as the asset is to be amortized in accordance with the expected revenue stream over one year. Nonrecurring items are excluded from the pro forma presentation above.


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